SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 10, 2008

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in our other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On July 10, 2008, our subsidiary Embryome Sciences, Inc. entered into a License Agreement with Advanced Cell Technology, Inc. (“ACT”) under which Embryome Sciences acquired exclusive world-wide rights to use ACT’s “ACTCellerate” technology for methods to accelerate the isolation of novel cell strains from pluripotent stem cells.  The licensed rights include pending patent applications, know-how, and existing cells and cell lines developed using the technology.

The licensed technology is designed to provide a large-scale and reproducible method of isolating clonally purified human embryonic progenitor cell lines, many of which may be capable of extended propagation in vitro.  Initial testing suggests that the technology may be used to isolate at least 140 distinct clones that contain many previously uncharacterized cell types derived from all germ layers that display diverse embryo- and site-specific homeobox gene expression.  Despite the expression of many oncofetal genes, none of the human embryonic progenitor cell lines tested led to tumor formation when transplanted into immunocompromised mice.  The cell lines studied appear to have a finite replicative lifespan but have longer telomeres than most fetal- or adult-derived cells, which may facilitate their use in the manufacture of purified lineages for research and human therapy.  Information concerning the technology was published in the May 2008 edition of the journal Regenerative Medicine.

Embryome Sciences will pay ACT a $250,000 license fee and an 8% royalty on sales of products, services, and processes that utilize the licensed technology.  Once a total of $1,000,000 of royalties have been paid, no further royalties will be due.

Embryome Sciences may use the licensed technology and cell lines for research purpose and for the development of therapeutic and diagnostic products for human and veterinary use.  Embryome Sciences also has the right to grant sublicenses.

ACT may reacquire royalty free, world wide licenses to use the technology for retinal pigment epithelial cells, hemangioblasts, and myocardial cells, on an exclusive basis, and for hepatocytes, on a non-exclusive basis, for human therapeutic use.  ACT will pay Embryome Sciences $5,000 for each license that it elects to reacquire.

Embryome Sciences will have the right to prosecute all patent applications and to enforce all patents, at its own expense.  Embryome Sciences will have the right to patent any new inventions arising from the use of the licensed patents and technology.

Embryome Sciences will indemnify ACT for any products liability claims arising from products made by Embryome Sciences or its sublicensees.  ACT will indemnify Embryome Sciences for any products liability claims arising from products made by ACT.  ACT will also indemnify Embryome Sciences from claims alleging that the licensed patents infringe the patents of a third party.

The licenses will expire in twenty years or upon the expiration of the last to expire of the licensed patents, whichever is later.

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure

The press release filed as Exhibit 99.1 is incorporated by reference.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: July 16, 2008	By /s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release dated July 16, 2008